Exhibit 10.41

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (“Amendment”) is entered into between NAIE Natural Alternatives International Europe SA, Centro Galleria 1, 6928 Manno (“Borrower”) and CREDIT SUISSE (“Bank”).

RECITALS

A. Bank and Borrower entered into a Loan Agreement with a credit line of CHF 1’300’000.00 (“Loan Agreement”).

B. Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Loan Agreement and agree by this Amendment to amend the Loan Agreement to reflect those changes.

C. All capitalized terms used in this Amendment not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

For valuable consideration, the receipt and sufficiency of which are acknowledged, Bank and Borrower agree as follows:

AGREEMENT

The Loan Agreement is amended as follows:

1. Limit Reduction. The section of the Loan Agreement titled “Limit Reduction” shall be deleted in its entirety and replaced with the following:

CHF 160’000’00 per annum shall be repaid until further notice, the first time on the 31.12.2007, until to an amount of CHF 500’000.’

Instalments, the method of payment and any changes in respect of capital repayments shall be mutually agreed and confirmed in writing by the Bank (“Product Agreement”).

2. Unless specifically stated otherwise in this Amendment, all remaining terms and conditions of the Loan Agreement remain in full force and effect without waiver or modification. This Amendment and the Loan Agreement shall be read together as one document.

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This Amendment shall be drawn up in duplicate. Borrower and Bank shall each receive one specimen.

CREDIT SUISSE		NAIE Natural Alternatives International Europe SA

By:	/s/ Sura Fini Di Pietro	By:	/s/ Mark LeDoux
	Sura Fini Di Pietro		Mark LeDoux

By:	/s/ Alina Augello	By:	/s/ Randell Weaver
	Alina Augello		Randell Weaver

	Lugano, 30.1.07		San Marcos 19 February 2007
	Place and date		Place and date